AMENDMENT TO CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT TO CHANGE IN CONTROL AGREEMENT (hereinafter "Amendment") dated as of December 3, 2007, by and among UNION CENTER NATIONAL BANK, a bank chartered under the laws of Congress (hereinafter the "Bank"), CENTER BANCORP, INC., a New Jersey corporation that owns all of the capital stock of the Bank (hereinafter "Bancorp") and CHRISTOPHER M. GOREY (hereinafter "Employee"),

WHEREAS, Bancorp, the Bank and the Employee entered into a Change in Control Agreement effective January 1, 2007 that set forth the terms and conditions of Employee's employment with the Bank and Bancorp in the event the Bank or Bancorp received any proposal from a third party concerning the possible acquisition of the equity securities or assets of the Bank or Bancorp (hereinafter the "January 2007 Change of Control Agreement"); and

WHEREAS, pursuant to this Amendment the parties wish to amend the January 2007 Change of Control Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and the Employee's continued employment with the Bank and Bancorp, the parties hereby agree as follows:

1. Paragraph 2 of the January 2007 Change in Control Agreement is hereby modified and shall henceforth provide:

Term of Agreement: The Term of the January 2007 Change in Control Agreement shall be three (3) years, effective as of January 1, 2007 and terminating December 31, 2009. The term of the January 2007 Change in Control Agreement shall not automatically renew or be automatically extended beyond December 31, 2009. Notwithstanding the foregoing, if a "Change in Control Event" (as defined in the January 2007 Change in Control Agreement) occurs at any time prior to December 31, 2009, then the term of the Agreement shall automatically be extended for a period of one (1) year from the date of such Change in Control Event.

2. Except as amended and modified hereinafter, the parties hereto agree that the terms and conditions of the January 2007 Change in Control Agreement remain in force and effect and binding on the parties thereto.

IN WITNESS WHEREOF, the Bank and Bancorp each have, by their appropriate officers, signed and affixed their respective seal and Employee has signed and sealed this Agreement.

UNION CENTER NATIONAL BANK

By:	/s/ Anthony C. Weagley

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley

/s/ Christopher M. Gorey
Christopher M. Gorey